Exhibit (e)(5)

SECOND AMENDMENT TO

THE NOMURA PARTNERS FUNDS, INC.

DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009, by and between Nomura Partners Funds, Inc. (the “Client”) and Foreside Fund Services, LLC (“Foreside”) is hereby entered into as of September 27, 2013.

WHEREAS, the Client and Foreside desire to amend Exhibit A of the Agreement to reflect the removal of the India Fund, the Greater China Fund and the International Equity Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

2.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

NOMURA PARTNERS FUNDS, INC.		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Douglas Azar	By:	/s/ Mark Fairbanks
Name: J. Douglas Azar			Mark Fairbanks, President
Title: Chairman of the Board

APPENDIX A

EXHIBIT A

Fund Names and Classes

The Japan Fund (Class A, C and I)*

Asia Pacific ex Japan Fund (Classes A, C and I)

Global Equity Income Fund (Classes A, C and I)

Global Emerging Markets Fund (Classes A, C and I)

High Yield Fund (Classes A, C and I)

*	Class S of The Japan Fund is excluded from this Agreement. The Company and the Distributor have entered into a separate Distribution and Shareholder Services Agreement with respect to Class S of The Japan Fund.